EXHIBIT 10.1
AMENDED AND RESTATED
LEGACY BANCORP, INC.
2006 EQUITY INCENTIVE PLAN
     This Amended and Restated Legacy Bancorp, Inc. 2006 Equity Incentive Plan, dated December 21, 2010, amends and restates in its entirety the Legacy Bancorp, Inc. 2006 Equity Incentive Plan, as approved by the stockholders of Legacy Bancorp, Inc. on November 1, 2006, as follows:
1. DEFINITIONS
     (a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such term is defined in sections 424(e) and 424(f) of the Code.
     (b) “Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options, Stock Awards or Stock Appreciation Rights.
     (c) “Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.
     (d) “Bank” means Legacy Banks, a Massachusetts-chartered savings bank.
     (e) “Board of Directors” means the board of directors of the Holding Company.
     (f) “Change in Control” means a change in control of the Bank or the Holding Company of a nature that; (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or (ii) results in a Change in Control within the meaning of the Home Owners’ Loan Act of 1933, as amended (“HOLA”) and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), as in effect on the Effective Date (provided, that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank or Holding Company; or (B) individuals who constitute the Board of Directors of the Holding Company on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) after a solicitation of shareholders of the Holding Company, by someone other than current management of the Holding Company, stockholders approve a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.
     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan to administer the Plan.
     (i) “Common Stock” means the Common Stock of the Holding Company, par value, $.01 per share.
     (j) “Consultant” means any person, including an advisor, engaged by the Holding Company or an Affiliate to render services to such entity.
     (k) “Covered Employee” means an Employee who is, or is determined by the Committee may become, a “covered employee” within the meaning of section 162(m) of the Code (or any successor provision), which generally means, the chief executive officer and the four other highest compensated officers of the Bank for whom total compensation is required to be reported to stockholders under the Securities Exchange Act of 1934.
     (l) “Date of Grant” means the effective date of an Award.
     (m) “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.
     (n) “Disaffiliation” means an organization ceasing to be an Affiliate (within the meaning of Section 1(a) hereof) of the Holding Company for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale).
     (o) “Effective Date” means the date the Plan is approved by shareholders of the Holding Company.
     (p) “Employee” means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.
     (q) “Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

     (r) “Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:
     (i) If the Common Stock was traded on the date in question on an established stock exchange or national market system, including the NASDAQ Stock Market, then the Fair Market Value shall be equal to the average of the high and low bid prices reported for such date;
     (ii) If the foregoing provision is not applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
     (s) Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.
     (t) “Holding Company” means Legacy Bancorp, Inc.
     (u) “Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is intended to meet the requirements of section 422 of the Code.
     (v) “Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 6 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.
     (w) “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
     (x) “Outside Director” means a member of the Boards of Directors of the Holding Company or an Affiliate or a director emeritus of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.
     (y) “Participant” means any person who holds an outstanding Award.
     (z) “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: economic value added (as determined by the Committee); origination or sales of loans or deposits; sales of services; net income (either before or after taxes); operating earnings; return on capital; return on net assets; return on stockholders’ equity; return on assets; stockholder returns; productivity; expenses; margins; operating efficiency; customer satisfaction; earnings per share; price per share of Common Stock; and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
     (aa) “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Holding Company performance or the performance of the Bank, an Affiliate, a division or business unit of the Holding Company, the Bank or other Affiliate, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Holding Company, or the financial statements of the Holding Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
     (bb) “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
     (cc) “Plan” means this Legacy Bancorp, Inc. 2006 Equity Incentive Plan, as may be amended and restated from time to time.
     (dd) “Qualified Performance-Based Award” means a Stock Award that is intended to qualify as “qualified performance-based compensation” within the meaning of section 162(m) of the Code and is designated as a Qualified Performance-Based Award pursuant to Section 9 hereof.
     (ee) “Retirement” with respect to an Employee means termination of employment which constitutes retirement under any tax-qualified plan maintained by the Holding Company or the Bank. “Retirement” will be deemed not to have occurred for purposes of this Plan in the event a Participant continues to serve as a director, advisory director, director emeritus or consultant to the board of directors of the Holding Company or an Affiliate, even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or an Affiliate. With respect to an Outside Director, “Retirement” means the termination of service from the respective boards of directors of the Holding Company or an Affiliate following written notice to the respective board of directors as a whole of such Outside Director’s intention to retire, except that an Outside Director shall be deemed not to have retired for purposes of this Plan in the event he continues to serve as a consultant to the board or as an advisory director or director emeritus.
     (ff) “Share” means a share of Common Stock.
     (gg) “Stock Appreciation Right” or “SAR” means and Award, granted alone or in connection with an Option, that pursuant to Section 10 of the Plan is designated as a SAR.
     (hh) “Stock Award” means an Award granted to a Participant pursuant to Section 8 of the Plan.
     (ii) “Termination for Cause” shall mean, in the case of an Outside Director, removal from the board of directors or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of the Participant’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any other grounds provided for under employment policies, as amended from time to time, of the Holding Company or its Affiliates.
2. ADMINISTRATION
     (a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of section 162(m) of the Code.
     (b) The Committee shall have the sole and complete authority to:
     (i) determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;
     (ii) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;
     (iii) interpret and construe the Plan and all Award Agreements;
     (iv) prescribe, amend and rescind rules and regulations relating to the Plan;
     (v) determine the content and form of all Award Agreements;
     (vi) determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;
     (vii) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to make changes to any Award that is intended to qualify as a Qualified Performance-Based Award to the extent that the existence of such discretion or authority would cause such Award not to so qualify;

     (viii) determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;
     (ix) maintain accounts, records and ledgers relating to Awards;
     (x) maintain records concerning its decisions and proceedings;
     (xi) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and
     (xii) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan; and
     The Committee’s determinations under the Plan shall be final and binding on all persons.
     (c) Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option or Stock Appreciation Right, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of Awards.
     (d) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Holding Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; or (ii) any Qualified Performance-Based Award intended to satisfy the requirements of Code section 162(m).
     (e) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Qualified Performance-Based Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Qualified Performance-Based Award intended to satisfy the requirements of section 162(m) of the Code.
3. TYPES OF AWARDS AND RELATED RIGHTS
The following types of Awards may be granted under the Plan:
     (a) Non-Statutory Stock Options;
     (b) Incentive Stock Options;
     (c) Stock Awards; and
     (d) Stock Appreciation Rights.
4. STOCK SUBJECT TO THE PLAN
     (a) General Limitation. Subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is 1,443,204 Shares of which a maximum of 1,030,860 Shares may be delivered pursuant to Options and Stock Appreciation Rights under the Plan. Notwithstanding the 1,030,860 Share limitation in the foregoing sentence on Shares reserved for Options and Stock Appreciation Rights, which is an amount not in excess of ten percent (10%) of outstanding Shares as of the Effective Date, the Committee may elect to grant Options and Stock Appreciation Rights in excess of such limitation, provided such grants (i) comply with applicable law in effect at the time of grant and (ii) are subject to the overall Plan limit of 1,443,204 Shares (as may be adjusted pursuant to Section 16) as well as other limits set forth in Section 4(a) and 4(b) and the terms of the Plan. Subject to adjustment as provided in Section 16 of the Plan, the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any individual during any one calendar year is 800,000 Shares and the maximum number of Shares with respect to Qualified Performance-Based Awards that can be paid to any Covered Employee under the Plan for a Performance Period is 800,000 Shares.
     (b) Incentive Stock Option Limitation. Subject to adjustment as provided in Section 16 of the Plan, no more than 1,443,204 Shares reserved for issuance in connection with Awards may be issued under the Plan in connection with Incentive Stock Options.
     (c) Other Limitations. No Option, Stock Award or SAR Award granted to an individual Employee may exceed 25% of the total Options, Stock Awards or SARs, as applicable, that may be granted under the Plan. No Option, Stock Award or SAR Award granted to an individual Outside Director may exceed 5% of the total amount of Options, Stock Awards or SARs, as applicable, that may be granted under the Plan. The aggregate amount of Options, Stock Awards or SARs granted to all Outside Directors may not exceed 30% of the total Options, Stock Awards or SARs, as applicable, that may be granted under the Plan. Notwithstanding the limitations of this Section 4(c), the Committee may grant Awards in excess of any of the limitations of this Section 4(c), subject to Sections 4(a) and 4(b), if it determines that such grants comply with applicable regulations.

     (d) Share Counting. In applying the limitations of Sections, 4(a) and 4(b) above, the following rules shall apply:
     (i) the number of Shares associated with an Award originally counted against the limitations as the result of the grant of the Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Award is surrendered, expires, terminates or forfeited for any reason (other than a cancellation within the meaning of Code section 162(m).
     (ii) The following Shares shall not become available for issuance or reissuance under the Plan:
     A. Shares tendered by a Participant as full or partial payment to the Holding Company upon exercise of an Option;
     B. Shares associated with an Option if the Option is cancelled within the meaning of Code section 162(m); and
     C. Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of Options granted under the Plan or upon any other payment or issuance of Shares under the Plan.
     (e) Shares issued under the Plan may be either authorized but unissued Shares or authorized Shares previously issued and acquired or reacquired by the Holding Company.
5. ELIGIBILITY
     Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to Consultants of the Holding Company or an Affiliate.
6. NON-STATUTORY STOCK OPTIONS
     The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that grants may be made with a lower Exercise Price if the Board of Directors determines that such grants comply with applicable law.
     (b) Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than ten (10) years from the Date of Grant. The Committee shall also determine the date on which each Non-

Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option; provided, however, that, unless the Committee determines otherwise, Non-Statutory Stock Options shall not vest at a rate in excess of 20% per year over five (5) years from the date of grant except that vesting shall accelerate in the event of death, Disability or written approval of the Massachusetts Commissioner of Banks. Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable. A Non-Statutory Stock Option may not be exercised for fractional shares.
     (c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.
     (d) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant’s may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of term of the Non-Statutory Stock Option.
     (e) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.
     (f) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all rights with respect to the Participant’s Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.
     (g) Acceleration Upon Change in Control. Notwithstanding anything to the contrary in Section 6(b), in the event of a Change in Control, all Non-Statutory Stock Options held by a Participant shall immediately become exercisable and, subject to Section 16, shall remain exercisable until the expiration of the term of the Non-Statutory Stock Option.
     (h) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of Shares.
7. INCENTIVE STOCK OPTIONS
     The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.
     (b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.
     (c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than ten (10) years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option; provided, however, that, unless the Committee determines otherwise, Incentive Stock Options shall not vest at a rate in excess of 20% per year over five (5) years from the date of grant except vesting shall accelerate in the event of death, Disability or written approval of the Massachusetts Commissioner of Banks. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three months following the Date of the Participant’s cessation of employment (12 months if the cessation was on account of disability within the meaning of Code section 422). An Incentive Stock Option may not be exercised for fractional shares.
     (d) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

     (e) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of the term of the Incentive Stock Option.
     (f) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.
     (g) Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee’s Termination for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.
     (h) Acceleration Upon a Change in Control. Notwithstanding anything to the contrary in Section 7(c), in the event of a Change in Control, all Incentive Stock Options held by such a Participant shall become immediately exercisable and, subject to Section 16, shall remain exercisable until the expiration of the term of the Incentive Stock Option.
     (i) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of Shares.
     (j) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.
8. STOCK AWARDS
     The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Payment of the Stock Award. The Stock Award may only be made in whole Shares.
     (b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Stock Award; provided, however, that, unless the Committee determines otherwise, Stock Awards shall not vest at a rate in excess of 20% per year over five (5) years from the date of grant except that vesting may be accelerated in the event of death, Disability or written approval of the Massachusetts Commissioner of Banks. The acceleration of any Stock Award under the authority of this subsection shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.
     (c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Disability, death, Retirement or Termination for Cause, the Participant’s unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. In the event of termination of the Participant’s service due to Disability or death, all unvested Stock Awards held by such Participant, including any portion of a Stock Award subject to a performance goal, shall immediately vest and, in the event of the Participant’s Termination for Cause, the Participant’s unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.
     (d) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant’s unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.
     (e) Acceleration Upon a Change in Control. Notwithstanding Section 8(b), in the event of a Change in Control, all Stock Awards held by a Participant, whether or not vested at such time, shall become vested to the Participant or his legal representatives or beneficiaries upon the Change in Control.
     (f) Dividends and Other Distributions. Whenever Shares underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, then unless otherwise provided in the applicable Award Agreement, such Participant or beneficiary shall also be entitled to receive, with respect to each such Share distributed, a payment equal to any cash dividends or distributions (other than distributions in Shares) and the number of Shares equal to any stock dividends, declared and paid with respect to a Share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the Date of Grant of the relevant Stock Award and the date the relevant Stock Award or installment thereof is vested.
     (g) Voting of Stock Awards. After a Stock Award has been granted, but for which Shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to direct the Trustee as to the voting of such Shares which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All Shares of Common Stock held by the Trust as to which Participants are not entitled to direct, or have not directed the voting, shall be voted by the Trustee in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.
9. PERFORMANCE-BASED STOCK AWARDS
     (a) Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Stock Awards as Qualified Performance-Based Awards. If the Committee, in its

discretion, decides to grant to a Covered Employee a Stock Award that is intended to constitute Qualified Performance-Based Award, the provisions of this Section 9 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Stock Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9.
     (b) Applicability. This Section 9 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
     (c) Procedures with Respect to Qualified Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Award requirements of section 162(m)(4)(C) of the Code, with respect to any Stock Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Stock Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Stock Award is subject have been achieved. The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.
     (d) Payment of Qualified Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Holding Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.
     (e) Additional Limitations. Notwithstanding any other provision of the Plan, any Stock Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in section 162(m) of the Code (including any amendment to section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-

based compensation as described in section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
     (f) Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
10. STOCK APPRECIATION RIGHTS
     (a) Grants. Subject to the terms and conditions of the Plan, the Committee is authorized to make Awards of SARs to eligible individuals in such amounts and subject to such terms as may be selected by the Committee. An Award of Stock Appreciation Rights will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine.
     (b) Terms of Grant. SARs may be granted in tandem with or with reference to a related Option, in which case the Participant may elect to exercise the Option or the SAR, or a SAR may be granted independently of an Option. A SAR may not be exercised more than ten (10) years after the Grant Date. Unless the Committee determines otherwise, a SAR shall not vest at a rate in excess of 20% per year over five (5) years from the date of grant except that vesting shall accelerate in the event of death, Disability or written approval of the Massachusetts Commissioner of Banks. The per share price of the SAR shall be no less than 100% of the Fair Market Value of a Share at the time the SAR is granted. Prior to the exercise of a SAR the holder shall have no rights as a stockholder with respect to Shares subject to such SAR, including the right to receive dividends or dividend equivalents. Notwithstanding other paragraphs in this Section 10, the Committee may, in its sole discretion, grant SARs with per share prices less than Fair Market Value if such actions comply with applicable law.
     (c) Payment Upon Exercise. Upon the exercise of a SAR, a Participant will be entitled to receive a payment from the Holding Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price, times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
     (d) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those SARs that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of term of the SAR.
     (e) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant’s may exercise only those SARs that were immediately exercisable by the Participant at the date of

Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of term of the SAR.
     (f) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all SARs held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of term of the SAR.
     (g) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all rights with respect to the Participant’s SARs shall expire immediately upon the effective date of such Termination for Cause.
     (h) Acceleration Upon Change in Control. Notwithstanding anything to the contrary in Section 10(b), in the event of a Change in Control, all SARs held by a Participant shall immediately become exercisable and, subject to Section 16, shall remain exercisable until the expiration of the term of the SARs.
11. [Reserved.]
12. METHOD OF EXERCISE OF OPTIONS
     Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, Shares and other consideration, including exercise by means of a cashless exercise arrangement, as the Committee may specify in the applicable Award Agreement.
13. RIGHTS OF PARTICIPANTS
     No Participant shall have any rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant’s services.
14. DESIGNATION OF BENEFICIARY
     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

15. TRANSFERABILITY OF AWARDS
     (a) Incentive Stock Options. Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his Incentive Stock Options may be exercised only by him.
     (b) Awards Other Than Incentive Stock Options. All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 15, “Family Members” mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. The provisions of this Section 15 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.
16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.
     (a) Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Holding Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Holding Company or any of its subsidiaries (each, a “Organic Change”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 4 hereof, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of an Organic Change, the Committee shall make an equitable adjustment to prevent dilution but shall have discretion in how the adjustment is made. In the case of Organic Changes, such adjustments may include, without limitation:
     (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the

Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option shall conclusively be deemed valid);
     (ii) the substitution of other property (including, without limitation, cash or other securities of the Holding Company and securities of entities other than the Holding Company) for Shares subject to outstanding Awards; and
     (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Holding Company and securities of entities other than the Holding Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Holding Company securities).
     No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.
     All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.
     (b) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 16 hereof to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code unless the Participant consents otherwise; (ii) any adjustments made pursuant to Section 16(a) of the Plan to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments pursuant to Section 16(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code to be subject thereto.
17. TAX WITHHOLDING
     (a) Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or Shares relating to an Award which was transferred by the Participant in accordance with this Plan.
     (b) If any transfer described in Section 15 is made, then the person making such transfer or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant.
18. AMENDMENT OF THE PLAN AND AWARDS
     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law or regulation. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.
     (b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.
19. EFFECTIVE DATE OF PLAN
     The Plan shall be effective come effective immediately upon the affirmative vote of a majority of the votes cast at the Holding Company’s 2006 special meeting of shareholders.
20. TERMINATION OF THE PLAN
     The right to grant Awards under the Plan will terminate 10 years after the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s vested rights under a previously granted Award.
21. APPLICABLE LAW
     The Plan will be administered in accordance with the laws of the Commonwealth of Massachusetts and applicable federal law.
22. SECTION 409A
     It is the intention of the Holding Company that no Award shall be “deferred compensation” subject to section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with section 409A of the Code.